Exhibit 4.4

EXECUTION VERSION

$750,000,000

SALIX PHARMACEUTICALS, LTD.

6.00% Senior Notes due 2021

REGISTRATION RIGHTS AGREEMENT

December 27, 2013

JEFFERIES LLC

As Representative (the “Representative”)

of the Initial Purchasers listed in

Schedule I hereto

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Salix Pharmaceuticals, Ltd., a Delaware corporation (the “Company”) is issuing and selling to the several initial purchasers listed in Schedule I hereto (the “Initial Purchasers”), upon the terms set forth in the Purchase Agreement dated December 12, 2013, by and among the Company, the Initial Purchasers and the subsidiary guarantors named therein (the “Purchase Agreement”), $750,000,000 in aggregate principal amount of 6.00% Senior Notes due 2021 issued by the Company (each, a “Note” and collectively, the “Notes,” and including in all cases any Note Guarantee (as defined in the Indenture) related thereto). As promptly as practicable after the consummation of the Merger, each of the Subsidiary Guarantors (as defined below) will execute and deliver to the Representative (as defined below) a joinder to this Agreement in the form attached as Exhibit A hereto (the “Joinder”), pursuant to which the Subsidiary Guarantors will accede to the terms of this Agreement and become parties hereto.

As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of the Holders (as defined below) of the Notes (including, without limitation, the Initial Purchasers), as follows:

1.	Definitions

Capitalized terms that are used herein without definition and are defined in the Purchase Agreement shall have the respective meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

Additional Interest: The meaning set forth in Section 4(a).

Advice: The meaning set forth in Section 5(u).

Agreement: This Registration Rights Agreement, dated as of the Closing Date, between the Company, the Subsidiary Guarantors and the Representative.

Applicable Period: The meaning set forth in Section 2(d).

Business Day: A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

Closing Date: December 27, 2013.

Company: The meaning set forth in the introductory paragraph to this Agreement.

Day: Unless otherwise expressly provided, a calendar day.

Effectiveness Date: The 335th day after the Closing Date.

Effectiveness Period: The meaning set forth in Section 3(a).

Event Date: The meaning set forth in Section 4(b).

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes: The 6.00% Senior Notes due 2021 of the Company, identical in all material respects to the Notes, including any Note Guarantee related thereto, except they will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement.

Exchange Offer: The meaning set forth in Section 2(a).

Exchange Offer Registration Statement: The meaning set forth in Section 2(a).

FINRA: Financial Industry Regulatory Authority, Inc.

Holder: Any beneficial holder of Registrable Notes.

Indemnified Party: The meaning set forth in Section 7(c).

Indemnifying Party: The meaning set forth in Section 7(c).

Indenture: The Indenture, dated as of the Closing Date, among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, as amended or supplemented from time to time in accordance with the terms thereof, pursuant to which the Notes are being issued.

Initial Purchasers: The meaning set forth in the introductory paragraph to this Agreement.

Inspectors: The meaning set forth in Section 5(n).

Losses: The meaning set forth in Section 7(a).

Notes: The meaning set forth in the introductory paragraph to this Agreement.

Participant: The meaning set forth in Section 7(a).

Participating Broker-Dealer: The meaning set forth in Section 2(d).

Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

Private Exchange: The meaning set forth in Section 2(e).

Private Exchange Notes: The meaning set forth in Section 2(e).

Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus to the extent such information has not been superseded or modified in accordance with Rule 412 promulgated under the Securities Act.

Purchase Agreement: The meaning set forth in the introductory paragraph to this Agreement.

Records: The meaning set forth in Section 5(n).

Registrable Notes: Initially the Notes; provided, however, that a Note shall cease to be a Registrable Note upon the earliest to occur of the following: (i) in the circumstances contemplated by Section 2(a), the Note has been exchanged for an Exchange Note in an Exchange Offer as contemplated in Section 2(a); (ii) in the circumstances contemplated by Section 3, a Shelf Registration registering such Note under the Securities Act has been declared or becomes effective and such Note has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration; (iii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, upon such Exchange Note being sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement; (iv) such Note is actually sold by the holder thereof pursuant to Rule 144 (or any similar provision then in force) under circumstances in which any legend borne by such Note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture; or (v) such Note shall cease to be outstanding.

Registration Statement: Any registration statement of the Company and the Subsidiary Guarantors filed with the SEC under the Securities Act (including, but not limited to, the Exchange Offer Registration Statement, the Shelf Registration and any subsequent Shelf Registration) that covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement to the extent such information has not been superseded or modified in accordance with Rule 412 promulgated under the Securities Act.

Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer or such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

Rule 430A: Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC: The Securities and Exchange Commission.

Securities: The Notes, the Exchange Notes and the Private Exchange Notes.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Effectiveness Date: The meaning set forth in Section 3(a).

Shelf Filing Date: The meaning set forth in Section 3(a).

Shelf Notice: The meaning set forth in Section 2(i).

Shelf Registration: The meaning set forth in Section 3(a).

Subsidiary Guarantor: Each subsidiary of the Company that becomes a guarantor under the Indenture, unless and until such Subsidiary Guarantor is released from its Note Guarantee pursuant to the Indenture.

TIA: The Trust Indenture Act of 1939, as amended.

Trustee: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.	Registered Exchange Offer

(a)	Unless the Exchange Offer would not be permitted by applicable laws or applicable interpretations of the SEC staff, the Company shall (and shall cause each Subsidiary Guarantor to) (i) prepare and file with the SEC after the date hereof a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act with respect to a registered offer (the “Exchange Offer”) to the Holders of Notes to exchange the Notes for a like principal amount of Exchange Notes, (ii) use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act on or prior to the Effectiveness Date, (iii) use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective until the issuance of the Exchange Notes upon completion of the Exchange Offer in accordance with its terms, and (iv) commence the Exchange Offer and use its commercially reasonable efforts to issue on or prior to 30 days, or longer if required by federal securities laws, after the date on which the Exchange Offer Registration Statement is declared effective by the SEC, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

(b)	The Exchange Notes shall be issued under, and entitled to the benefits of, the Indenture or a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA).

(c)	The Company shall require each Holder as a condition to participation in the Exchange Offer to represent (i) that it is not an affiliate of the Company, (ii) that any Exchange Notes received by it will be acquired in the ordinary course of its business, (iii) that at the time of the commencement of the Exchange Offer such Holder has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iv) if such Holder is a Participating Broker-Dealer, that it will deliver a Prospectus in connection with any resale of the Exchange Notes.

(d)	The Company shall (and shall cause each Subsidiary Guarantor to) include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” reasonably acceptable to the Representative which shall contain a summary statement of the interpretative guidance or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for Notes that were acquired by it as a result of market-making or other trading activity (a “Participating Broker-Dealer”), whether such interpretations or policies have been publicly disseminated by the staff of the SEC or such interpretations or policies, in the judgment of the Representative, represent the prevailing views of the staff of the SEC. Such “Plan of Distribution” section shall also allow, to the extent permitted by applicable law and the interpretations of the SEC staff, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes. The Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes (the “Applicable Period”).

(e)	If, upon consummation of the Exchange Offer, any of the Initial Purchasers holds any Notes acquired by it and having the status of an unsold allotment in the initial distribution, the Company (upon the written request from such Initial Purchaser, which request must be made no later than the date of acceptance in the Exchange Offer) shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to such Initial Purchaser, in exchange (the “Private Exchange”) for the Notes held by such Initial Purchaser, a like principal amount of notes that are identical to the Exchange Notes in all material respects, including any Note Guarantee related thereto, except for the existence of restrictions on transfer thereof under the Securities Act and securities laws of the several states of the United States (the “Private Exchange Notes”) (and which are issued pursuant to the same indenture as the Exchange Notes). To the extent practicable, the Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

(f)	In connection with the Exchange Offer, the Company shall (and shall cause each Subsidiary Guarantor to):

(i)	mail to each Holder entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Offer Registration Statement, and any related documents;

(ii)	use commercially reasonable efforts to keep the Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders entitled to participate in the Exchange Offer (or longer if required by applicable law);

(iii)	utilize the services of a depository for the Exchange Offer with an address in the City of New York, which may be the Trustee or an affiliate thereof;

(iv)	permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York City time, on the date of acceptance for exchange; and

(v)	otherwise comply in all material respects with all applicable laws.

(g)	As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall (and shall cause each Subsidiary Guarantor to):

(i)	accept for exchange all Registrable Notes validly tendered pursuant to the Exchange Offer or the Private Exchange, as the case may be, and not validly withdrawn;

(ii)	deliver to the Trustee for cancellation all Registrable Notes or portions thereof so accepted for exchange; and

(iii)	cause the Trustee to authenticate and deliver promptly to each Holder tendering such Registrable Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

(h)	The Exchange Notes and the Private Exchange Notes may be issued under (i) the Indenture or (ii) an indenture substantially identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA), which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture, that the Private Exchange Notes will be subject to the transfer restrictions set forth in the Indenture, and that the Exchange Notes, the Private Exchange Notes and the Notes, if any, will be deemed one class of security (subject to the provisions of the Indenture), entitled to participate in any Note Guarantee on an equal and ratable basis and that neither the Exchange Notes nor the Private Exchange Notes will be subject to any increase in annual interest rate for failure to comply with this Agreement.

(i)	If: (i) prior to the consummation of the Exchange Offer, the Holders of a majority in aggregate principal amount of Registrable Notes determine in their reasonable judgment that (A) the Exchange Notes would not, upon receipt, be tradeable by the Holders thereof without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable Blue Sky or state securities laws, or (B) the interests of the Holders under this Agreement, taken as a whole, would be materially adversely affected by the consummation of the Exchange Offer; (ii) applicable interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer; (iii) subsequent to the consummation of the Private Exchange, any Holder of Private Exchange Notes so requests; (iv) the issuance of the Exchange Notes upon completion of the Exchange Offer has not occurred within 365 days of the Closing Date for any reason; or (v) in the case of (A) any Holder not permitted by law or applicable SEC staff interpretations to participate in the Exchange Offer, (B) any Holder participating in the Exchange Offer receives Exchange Notes that may not be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act) or (C) any broker-dealer that holds Notes acquired directly from the Company or any of its affiliates and, in each such case contemplated by this clause (v), such Holder notifies the Company within 90 days following consummation of the Exchange Offer, then the Company shall promptly (and in any event within five Business Days) deliver to the Holders (or in the case of an occurrence of any event described in clause (v) of this Section 2(i), to any such Holder) and the Trustee notice thereof (the “Shelf Notice”) and shall on a single occasion file a Shelf Registration pursuant to Section 3.

3.	Shelf Registration

If a Shelf Notice is delivered pursuant to Section 2(i), then this Section 3 shall apply to all Registrable Notes. Otherwise, upon consummation of the Exchange Offer in accordance with Section 2, the provisions of Section 3 shall apply solely with respect to (i) Notes held by any Holder thereof not permitted to participate in the Exchange Offer as contemplated by Section 2(i)(v)(A), (ii) Notes held by any broker-dealer that acquired such Notes directly from the Company or any of its affiliates as contemplated by Section 2(i)(v)(C) and (iii) Exchange Notes that are not freely tradeable as contemplated by Section 2(i)(v)(C) hereof, provided in each case that the relevant Holder has duly notified the Company within 90 days following consummation of the Exchange Offer as required by Section 2(i)(v) hereof.

(a)	Shelf Registration. The Company shall (and shall cause each Subsidiary Guarantor to), file on a single occasion with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the “Shelf Registration”). The Company shall (and shall cause each Subsidiary Guarantor to) use its commercially reasonable efforts to file with the SEC the Shelf Registration within 30 days of the delivery of the Shelf Notice (the “Shelf Filing Date”) and shall use its commercially reasonable efforts to cause such Shelf Registration to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event more than 120 days after delivery of the Shelf Notice) (the “Shelf Effectiveness Date).” The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Company and Subsidiary Guarantors shall not permit any securities other than the Registrable Notes to be included in any Shelf Registration. The Company shall (and shall cause each Subsidiary Guarantor to) use its commercially reasonable efforts to keep the Shelf Registration continuously effective under the Securities Act until the date which is two years from the Closing Date (subject to extension pursuant to the last sentence of Section 5(u) (the “Effectiveness Period”), or such shorter period ending when (i) all Registrable Notes covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration or (ii) there cease to be any outstanding Registrable Notes.

(b)	Shelf Registration Effectiveness. If the Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder or because there cease to be any outstanding Registrable Notes), the Company shall (and shall cause each Subsidiary Guarantor to) use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof.

(c)	Supplements and Amendments. The Company shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration or by any underwriter of such Registrable Notes.

(d)	Provision of Information. No Holder of Registrable Notes shall be entitled to include any of its Registrable Notes in any Shelf Registration pursuant to this Agreement unless such Holder furnishes to the Company and the Trustee in writing, within 10 days after receipt of a written request therefor, such information as the Company and the Trustee after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration or Prospectus included therein, and no such Holder shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such Holder shall have provided such information.

4.	Additional Interest

(a)	The Company and each Subsidiary Guarantor acknowledges and agrees that the Holders of Registrable Notes will suffer damages if the Company or any Subsidiary Guarantor fails to fulfill its material obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company and the Subsidiary Guarantors agree to pay additional cash interest on the Notes (“Additional Interest”) under the circumstances and to the extent set forth below (and, for clarity, the amount of Additional Interest payable shall not increase because more than one registration default has occurred or is pending):

(i)	if the Shelf Registration has not been filed on or prior to the Shelf Filing Date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the Shelf Filing Date, such Additional Interest rate increasing by an additional 0.25% per annum on the first day of each subsequent 90-day period;

(ii)	if neither the Exchange Offer Registration Statement nor the Shelf Registration is declared effective on or prior to the Effectiveness Date or the Shelf Effectiveness Date, respectively, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the Effectiveness Date, such Additional Interest rate increasing by an additional 0.25% per annum on the first day of each subsequent 90-day period;

(iii)	if (A) the Company (and any Subsidiary Guarantor) has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 30 days after the Effectiveness Date, (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Notes are issued upon completion of the Exchange Offer, (C) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time prior to the second anniversary of its effective date (other than such time as all Notes have been disposed of thereunder or no Registrable Notes are outstanding) and is not declared effective again within 30 days of the date on which the Shelf Registration Statement ceased to be effective, or (D) the Company issues a written notice pursuant to Section 5(e)(iv) or (v) that a Shelf Registration Statement or Exchange Offer Registration Statement is unusable and the aggregate number of days in any 365-day period for which all such notices issued or required to be issued, have been, or were required to be, in effect exceeds 120 days in the aggregate or 30 days consecutively, in the case of a Shelf Registration statement, or 15 days in the aggregate in the case of an Exchange Offer Registration Statement, then Additional Interest shall accrue on the Notes, over and above any stated interest, at a rate of 0.25% per annum of the principal amount of such Notes commencing on (w) the 31st day after the Effectiveness Date, in the case of (A) above, or (x) the date the Exchange Offer Registration Statement ceases to be effective without being declared effective again within 30 days, in the case of clause (B) above, or (y) the day such Shelf Registration ceases to be effective in the case of (C) above, or (z) the day the Exchange Offer Registration Statement or Shelf Registration ceases to be usable in case of clause (D) above, such Additional Interest rate increasing by an additional 0.25% per annum on the first day of each such subsequent 90-day period;

provided, however, that the maximum Additional Interest rate on the Notes may not exceed at any one time in the aggregate 1.00% per annum of the principal amount of the Notes; and provided further, that (1) upon the filing of the Shelf Registration (in the case of (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of (iii)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement that had ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof) or upon the usability of such Registration Statement or Exchange Offer Registration Statement (in the case of clause (iii)(D) above), as the case may be, shall cease to accrue.

(b)

The Company shall notify the Trustee within 5 Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Any amounts of Additional Interest due pursuant to clause (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash, on the dates and in the manner provided in the Indenture and whether or not any cash interest would then be payable on such date, commencing with the first such semi-annual date occurring after any such Additional Interest commences to accrue.

The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of all Notes outstanding on the first date on which Additional Interest is payable, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.	Registration Procedures

In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Company shall (and shall cause each Subsidiary Guarantor to) effect such registrations to permit the exchange or sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder, the Company shall (and shall cause each Subsidiary Guarantor to):

(a)	Prepare and file with the SEC the Exchange Offer Registration Statement or if the Exchange Offer Registration Statement is not filed because of the circumstances contemplated by Section 2(i), a Shelf Registration as prescribed by Section 3, and use its commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein.

(b)	Provide an indenture trustee for the Registrable Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, and cause the Indenture (or other indenture relating to the Registrable Notes) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(c)	Prepare and file with the SEC such pre-effective amendments and post-effective amendments to each Shelf Registration or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; and cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act.

(d)

Furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) one confirmed copy of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (ii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Company and each Subsidiary Guarantor pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act and each amendment and supplement thereto, and (iii) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section), as any such Person may reasonably request in writing.

The Company and the Subsidiary Guarantors hereby consent to the use of the Prospectus by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

(e)	If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, the Company shall notify in writing the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, the managing underwriters, if any, and each of their respective counsel (if such counsel is known to the Company) as promptly as possible (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company or any Subsidiary Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein to make the statement not misleading, or in the case of a Prospectus or documents incorporated or deemed to be incorporated by reference, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (v) of any reasonable determination by the Company or any Subsidiary Guarantor that a post-effective amendment to a Registration Statement would be appropriate.

(f)	Use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its commercially reasonable efforts to obtain the withdrawal of any such order at the earliest practicable date.

(g)	If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required under the Securities Act to be delivered by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period and if reasonably requested by any Participating Broker-Dealer, (i) promptly incorporate in such Shelf Registration, Exchange Offer Registration Statement or Prospectus such information as any Participating Broker-Dealer (based upon advice of counsel), determines is reasonably necessary to be included therein, provided that the Company is entitled to incorporate such information by means of a prospectus supplement filed pursuant to Rule 424(b) and (ii) make all required filings of such prospectus supplement as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement; provided, however, that the Company shall not be required to take any action that would, in the written opinion of counsel to the Company, violate applicable laws.

(h)	Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or any managing underwriter or underwriters, if any, reasonably request in writing; provided, that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Company and each Subsidiary Guarantor agree to cause their counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided that neither the Company nor any Subsidiary Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i)	If (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is requested to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

(j)	Use its commercially reasonable efforts to cause the Registrable Notes covered by any Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company shall (and shall cause each Subsidiary Guarantor to) cooperate to the extent reasonable with the filing of such Registration Statement and the granting of such approvals; provided that neither the Company nor any existing Subsidiary Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(k)	If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 6(d)(iv) or 6(d)(v) hereof, as promptly as practicable, prepare and file with the SEC, at the expense of the Company and the Subsidiary Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, and, if SEC review is required, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective as soon as possible.

(l)	Prior to the initial issuance of the Exchange Notes, (i) provide the Trustee with one or more certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Exchange Notes.

(m)	If a Shelf Registration is filed pursuant to Section 3, take all actions in connection therewith (including those reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold) in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) to the extent possible, make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries as then conducted, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and confirm the same if and when reasonably required; (ii) take commercially reasonable efforts to obtain an opinion of counsel to the Company and the Subsidiary Guarantors and updates thereof covering the matters customarily covered in opinions of counsel to the Company and the Subsidiary Guarantors requested in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances; (iii) take commercially reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company and the Subsidiary Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances; and (iv) deliver such documents and certificates as may be reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company or any Subsidiary Guarantor.

(n)	If (1) a Shelf Registration is filed pursuant to Section 3 or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by each such Participating Broker-Dealer (but not more than one counsel and one accounting firm acting for all such Participating Broker-Dealers) or underwriter (but not more than one counsel and one accounting firm acting for all such underwriters) (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Shelf Registration, Exchange Offer Registration Statement or Prospectus; provided that the foregoing investigation and information gathering shall be coordinated on behalf of all such parties by one counsel designated on behalf of such parties. Prior to receiving access to any Records, each Inspector shall enter into a written agreement reasonably satisfactory to the Company to the effect that it will keep the Records and all such information confidential and that it will not, without the prior written consent of the Company, disclose, or use for any purposes other than in connection with its due diligence investigation, any Records or any such information unless (i) the release of such Records or any such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (ii) disclosure of such information is necessary or advisable in the opinion of counsel for an Inspector in connection with any action, claim, suit or proceeding, directly or indirectly, involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iii) the information in such Records or such information has been made generally available to the public other than as a result of a disclosure or failure to safeguard such information by an Inspector; provided, however, that (A) each Inspector shall agree to use commercially reasonable efforts to provide notice to the Company of the potential disclosure of any information by such Inspector pursuant to clause (i) or (ii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph (n)) and (B) each such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder, Participating Broker-Dealer or underwriter, as the case may be.

(o)	Comply with all applicable rules and regulations of the SEC and make generally available to the security holders of the Company with regard to any Applicable Registration Statement earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(p)	Upon the written request of a Holder, after consummation of an Exchange Offer or Private Exchange, obtain an opinion of counsel to the Company and the Subsidiary Guarantors, addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer or Private Exchange, as the case may be, to the effect that (i) the Company and the Subsidiary Guarantors have duly authorized, executed and delivered the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture and (ii) the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with their respective terms, except as such enforcement may be subject to customary United States and foreign exceptions.

(q)	If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by the Holders to the Company and the Subsidiary Guarantors (or to such other Person as directed by the Company and the Subsidiary Guarantors) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company and the Subsidiary Guarantors shall mark, or caused to be marked, on such Registrable Notes that the Exchange Notes or the Private Exchange Notes, as the case may be, are being issued as substitute evidence of the indebtedness originally evidenced by the Registrable Notes; provided that in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

(r)	Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with FINRA.

(s)	Use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

(t)

The Company may require each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected to furnish to the Company such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Notes as the Company may, from time to time, reasonably request in writing.

The Company may exclude from such registration the Registrable Notes of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 20 days, subject to Section 3(d) hereof) after receiving such request and in the event of such an exclusion, the Company shall have no further obligation under this Agreement (including, without limitation, the obligations under Section 4) with respect to such seller or any subsequent Holder of such Registrable Notes. Each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading.

(u)	Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e)(ii)-(v), such Holder will forthwith discontinue disposition of such Registrable Notes covered by a Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the “Advice”) by the Company and the Subsidiary Guarantors that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Company and the Subsidiary Guarantors, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Company all copies, other than permanent file copies, then in such Holder’s or Participating Broker-Dealer’s possession, of the Prospectus covering such Registrable Notes current at the time of the receipt of such notice. In the event the Company and the Subsidiary Guarantors shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or (y) the Advice.

6.	Registration Expenses

(a)

All fees and expenses incident to the performance of or compliance with this Agreement by the Company and the Subsidiary Guarantors shall be borne by the Company and the Subsidiary Guarantors, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 5(h) hereof (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h), in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses incurred in connection with the performance of their obligations hereunder, (iv) fees and disbursements of counsel for the Company, the Subsidiary Guarantors and, subject to 7(b), the Holders, (v) fees and disbursements of all independent certified public accountants referred to in Section 5 (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) rating agency fees and the fees and expenses incurred in connection with the listing of the Securities to be registered on any securities exchange, (vii) Securities Act liability insurance, if the Company and the Subsidiary Guarantors desire such insurance, (viii) fees and expenses of all other Persons retained by the Company and the Subsidiary Guarantors, (ix) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of FINRA, but only where the need for such a “qualified independent underwriter” arises due to a relationship with the Company and the Subsidiary Guarantors, (x) internal expenses of the Company and the Subsidiary Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Company or the Subsidiary Guarantors performing legal or accounting duties), (xi) the expense of any annual audit, (xii) the fees and expenses of the Trustee and the Exchange Agent and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement, but in each case excluding fees of counsel to the underwriters or the Holders (except as set forth in this Section 6(a)(i)(B) and Section 6(b)). Notwithstanding the foregoing or anything to the contrary in this Agreement, each Participating Broker-Dealer shall pay all discounts and commissions with respect to any sale of Exchange Notes by or on behalf of it.

(b)	The Company and the Subsidiary Guarantors shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Registrable Notes to be included in any Registration Statement.

7.	Indemnification

(a)

Indemnification by the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless each Holder of Registrable Notes, Exchange Notes or Private Exchange Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Holder, Participating Broker-Dealer and controlling person (each, a “Participant”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees as provided in this Section 7) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with, in the case of the Registration Statement or in any amendments thereto, any untrue or alleged untrue statement of a material fact contained therein or any omission or alleged omission to state therein a material fact required to be stated therein to make the statements not misleading, or in the case of any Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, any untrue or alleged untrue statement of a material fact contained therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing indemnity (i) shall not be available insofar as such Losses are solely based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Company and the Subsidiary Guarantors by such Holder or Participating Broker-Dealer or their counsel expressly for use therein, and (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any Participant from whom the Person asserting such Losses purchased Exchange Notes if (x) it is established in the related proceeding that such Participant failed to send or give a copy of the Prospectus (as amended or supplemented if such amendment or supplement was furnished to such Participant prior to the written confirmation of such sale) to such Person with or prior to the written confirmation of such sale, if required by applicable law, and (y) the untrue statement or omission or alleged untrue statement or omission was corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid) and such Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission that was the subject matter of the related proceeding.

(b)	Indemnification by Holder. In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Company and the Subsidiary Guarantors in writing such information as the Company and the Subsidiary Guarantors reasonably request for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall indemnify and hold harmless the Company, the Subsidiary Guarantors, their respective directors, officers and partners and each Person, if any, who controls the Company and the Subsidiary Guarantors (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers and partners of such controlling persons, to the fullest extent lawful, from and against all Losses as incurred, directly or indirectly caused by, relating to, based upon, arising out of or in connection with, in the case of the Registration Statement or in any amendments thereto, any untrue or alleged untrue statement of a material fact contained therein or any omission or alleged omission to state therein a material fact required to be stated therein to make the statements not misleading, or in the case of any Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, any untrue or alleged untrue statement of a material fact contained therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading insofar as such Losses are solely based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Company and the Subsidiary Guarantors by such Holder or Participating Broker-Dealer or their counsel expressly for use therein. Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than such Holder’s Maximum Contribution Amount (as defined below).

(c)

Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties,” as applicable) in writing;

but the omission to so notify the Indemnifying Party (i) will not relieve such Indemnifying Party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraphs (a) and (b) above.

The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such proceeding, to assume, at its expense, the defense of any such proceeding; provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses in writing; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto) and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)

Contribution. If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 7 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 7), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.

The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 7(a) or 7(b) was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum Contribution Amount. A selling Holder’s “Maximum Contribution Amount” shall equal the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Notes or Exchange Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of the Registrable Securities held by each Holder hereunder and not joint. The Company’s and Subsidiary Guarantors’ obligations to contribute pursuant to this Section 7(d) are joint and several.

The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

8.	Rules 144 and 144A

(a)	The Company covenants that it shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Notes, make publicly available other information necessary to permit sales pursuant to Rule 144 and Rule 144A and (b) take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A.

(b)	Availability of Rule 144 Not Excuse for Obligations under Section 2. The fact that holders of Registrable Notes may become eligible to sell such Registrable Notes pursuant to Rule 144 shall not (1) cause such Notes to cease to be Registrable Notes or (2) excuse the Company’s and the Guarantors’ obligations set forth in Section 2 of this Agreement, including without limitation the obligations in respect of an Exchange Offer, Shelf Registration and Additional Interest.

9.	Underwritten Registrations of Registrable Notes

If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering; provided, however, that such investment banker or investment bankers and manager or managers must be acceptable to the Company.

No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.	Joinder

Upon execution of the Joinder by each of the Subsidiary Guarantors, each Subsidiary Guarantor shall, on a joint and several basis, accede to the terms of this Agreement and perform all of the obligations of a Subsidiary Guarantor set forth in this Agreement, in each case, on the terms set forth in the Joinder.

11.	Miscellaneous

(a)	Remedies. In the event of a breach by either the Company or any of the Subsidiary Guarantors of any of their respective obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Subsidiary Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by either the Company or any of the Subsidiary Guarantors of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Company shall (and shall cause each Subsidiary Guarantor to) waive the defense that a remedy at law would be adequate.

(b)	No Inconsistent Agreements. The Company and each of the Subsidiary Guarantors have not entered, as of the date hereof, and the Company and each of the Subsidiary Guarantors shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that conflicts with the provisions hereof. The Company and each of the Subsidiary Guarantors have not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggy-back rights with respect to a Registration Statement.

(c)	Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes in circumstances that would adversely affect any Holders of Registrable Notes; provided, however, that Section 7 and this Section 11(c) may not be amended, modified or supplemented without the prior written consent of each Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Notes Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being tendered or being sold by such Holders pursuant to such Notes Registration Statement.

(d)	Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:

(i)	if to a Holder of Securities or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Notes, with a copy in like manner to the Representative as follows:

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Attention: General Counsel, Investment Banking

(ii)	if to the Initial Purchasers, at the address specified in Section 11(d)(i);

(iii)	if to the Company or any Subsidiary Guarantor, as follows:

Salix Pharmaceuticals, Ltd.

8510 Colonnade Center Drive

Raleigh, NC 27615

Attention:	William Bertrand, Jr.
Senior Vice President, General Counsel

with a copy to:

Covington & Burling LLP

1201 Pennsylvania Avenue, N.W.

Washington, D.C. 20004

Attention: Kerry Shannon Burke, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the United States mail, postage prepaid, if mailed, one Business Day after being deposited in the United States mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

(e)	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities.

(f)	Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITS AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

(i)	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)	Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k)	Third Party Beneficiaries. Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons. No other person is intended to be, or shall be construed as, a third-party beneficiary of this Agreement.

(l)	Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company and the Subsidiary Guarantors on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SALIX PHARMACEUTICALS, LTD.

By:	/s/ Adam C. Derbyshire
Name:	Adam C. Derbyshire
Title:	Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Assistant Secretary

Salix – Registration Rights Agreement

Accepted and Agreed to:

By:	JEFFERIES LLC, as Authorized Representative of the Initial Purchasers

By:	/s/ Michael Leder
	Name:	Michael Leder
	Title:	Managing Director

Salix – Registration Rights Agreement

SCHEDULE I

INITIAL PURCHASERS

Jefferies LLC

Fifth Third Securities, Inc.

Natixis Securities Americas LLC

PNC Capital Markets LLC

RBS Securities Inc.

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

EXHIBIT A

$750,000,000

Salix Pharmaceuticals, Ltd.

6.00% Senior Notes due 2021

[Form of Joinder to Registration Rights Agreement]

[DATE]

JEFFERIES LLC

As Representative of the

Initial Purchasers

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement dated as of December 27, 2013, among Salix Pharmaceuticals, Ltd. (the “Company”) and Jefferies LLC, as representative of the Initial Purchasers. Capitalized terms used in this Joinder Agreement without definition have the respective meanings given to them in the Registration Rights Agreement.

The undersigned Subsidiary Guarantors hereby agree, on a joint and several basis, to accede to the terms of the Registration Rights Agreement and to undertake and perform all of the obligations of the “Subsidiary Guarantors” set forth therein as though the undersigned Subsidiary Guarantors had entered into the Registration Rights Agreement on the Closing Date and been named as “Subsidiary Guarantors” therein. The undersigned Subsidiary Guarantors agree that such obligations include, without limitation, (a) all of the obligations of the Guarantors to perform and comply with all of the agreements thereof contained in the Registration Rights Agreement, including the obligation to pay Additional Interest, and (b) the Subsidiary Guarantors’ indemnification and other obligations contained in Section 7 of the Registration Rights Agreement. Each of the undersigned Subsidiary Guarantors acknowledges and agrees that all references to the Subsidiary Guarantors in the Registration Rights Agreement shall include the undersigned Subsidiary Guarantors and that the undersigned Subsidiary Guarantors shall be bound by all provisions of the Registration Rights Agreement containing such references.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

This Joinder Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first written above.

SALIX PHARMACEUTICALS, INC.,
as a Subsidiary Guarantor

By:
Name:
Title:

OCEANA THERAPEUTICS, INC., as a Subsidiary Guarantor

By:
Name:
Title:

SANTARUS, INC., as a Subsidiary Guarantor

By:
Name:
Title: